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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 21, 2002
 (Date of earliest event reported)

THOMAS & BETTS CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee (State or Other Jurisdiction of Incorporation)	1-4682 (Commission File Number)
22-1326940 (IRS Employer Identification No.)
8155 T&B Boulevard Memphis, Tennessee (Address of Principal Executive Offices)	38125 (ZIP Code)

Registrant's Telephone Number, Including Area Code:
(901) 252-8000

ITEM 5.    OTHER EVENTS

        Thomas & Betts Corporation (the "Registrant" and the "Corporation") has settled a lawsuit filed by ADC Telecommunications, Inc. in the U.S. District Court for Minnesota in September 1998, against Thomas & Betts Corporation and Augat Communications Products, Inc. a former indirect subsidiary of the Corporation sold to TYCO SARL Group in July 2000. In its complaint, ADC sought damages and interest alleging that Augat infringed on ADC's bay and jack patents beginning in 1994. Thomas & Betts acquired Augat in 1996 and discontinued manufacturing and distributing the accused products in March 2000. As part of the agreement, the Corporation agreed not to make or sell the products in the future, which will have no material effect on the Corporation's business. During trial preparation in recent weeks, the Corporation engaged new counsel and reassessed the strength of its defenses. Subsequently, the parties entered into a mediation that resulted in a settlement. Pursuant to the terms of the settlement agreement, the Corporation has the option to pay ADC $27 million in full settlement and will do so by paying from existing cash resources $20 million this month and the remaining $7 million in October 2002.

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas & Betts Corporation (Registrant)
	By:	/s/ JOHN P. MURPHY John P. Murphy
	Title:	Senior Vice President and Chief Financial Officer
Date: February 21, 2002

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SIGNATURE